UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2012

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

 (Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1020

Louisville, Kentucky 40222

 (Address of Principal Executive Offices)

502- 657-3500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2012, Beacon Enterprise Solutions Group Inc. (the “Company”) entered into an Asset Purchase Agreement with MDT Labor LLC (“MDT”) to sell its ongoing business operations to MDT in exchange for the assumption of certain liabilities and Earn-out payments.  The amount the Company will receive from the Earn-out payments is uncertain. This transaction will result in the Company ceasing its current business operations going forward.

The remaining assets include VAT receivables, promissory notes, and royalty payments. At this time, the Company’s liabilities and obligations exceed its remaining assets. Management is currently exploring alternatives for the Company and its shareholders, including mergers, acquisitions, new business ventures and/or the sale of remaining assets.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2012, S, Scott Fitzpatrick, in conjunction with the transaction described above, resigned his position as Vice–President, Corporate Controller, Treasurer and Principal Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: September 11, 2012	By:	/s/ Bruce W. Widener
Bruce W. Widener,

Chief Executive Officer